UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 3, 2016, Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into a Share Purchase Agreement (the “SPA”) to sell all of its ownership interest in its wholly-owned subsidiary, Sagent (China) Pharmaceuticals Co., Ltd., (“SCP”) to Hong Kong King-Friend Industrial Company Limited, a wholly-owned subsidiary of Nanjing King-Friend Biochemical Pharmaceutical Co., Ltd., (“NKF”). Pursuant to the SPA, NKF will acquire all of the issued and outstanding shares of the capital stock of SCP (the “Acquisition”) in exchange for $0.5 million. The sale is subject to customary closing conditions, including approval by the Chengdu Hi-Tech Industrial Development Zone Bureau of Investment Services. The Company anticipates that the transaction will close in the second quarter of 2016. Upon completion of the transaction, SCP will cease to be a subsidiary of the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the SPA, which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Share Purchase Agreement, dated February 3, 2016, by and between Sagent Pharmaceuticals, Inc., and Hong Kong King-Friend Industrial Company Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: February 9, 2016		/S/ Jonathon M. Singer
	Name:	Jonathon M. Singer
	Title:	Executive Vice President and Chief Financial Officer